                          THIS AGREEMENT MADE AS OF THE
                             15th Day of March, 2001

BETWEEN:

Anthony Sklar, an Individual having an office located at 10 Fairway Drive, Suite
307 Deerfield Beach, Florida 33441 (hereinafter referred to as "the Vendor")

                                       and

Southern States Power Company, Inc., a company duly incorporated pursuant to the laws of the State of Delaware and having an office located at 3400 Inland Empire
Blvd., Suite 101, Ontario, CA 91764 (hereinafter referred to as "SSPC")

WHEREAS SSPC is desirous of THE VENDOR performing certain tasks on its behalf as more specifically stated in the Appendices attached hereto.

AND WHEREAS THE VENDOR has reviewed the attached Appendices and is desirous of performing the stated tasks for SSPC.

AND WHEREAS THE VENDOR has secured the agreement of bNetTV.com, American
Benefits Group, Inc. ("ABFG"), uptic.com, ABFG Sales, Ltd. and any other third party which has obligations to SSPC under this agreement.

AND WHEREAS both parties hereto have agreed each with the other that THE VENDOR will perform the tasks stated in the attached Appendices upon the terms and conditions hereinafter recited.

IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES THAT:

1.  The Appendices attached hereto and marked as Appendix A, B, C and D respectively are integral parts of this Agreement and the duties therein stated
are binding upon the parties hereto.

2.  Upon execution of this Agreement THE VENDOR shall immediately commence:

        a)  Construction of the interactive CD-ROM presentation in accordance with the provisions of Appendix A;
        b)  Construction and hosting of an interactive web-site for SSPC in accordance with the provisions of Appendix B;
        c)  Provide SSPC with weekly time on "bNetTV.com" in accordance with the provisions of Appendix C, such service to be provided without charge to SSPC, and to be made available in any event of the execution of this Agreement;
        d)  Provide SSPC with a corporate profile on the financial website
            "uptic.com" in accordance with the provisions of Appendix D, such service to be provided without charge to SSPC, and to be made available in any event of the execution of this Agreement;

3.  The term of this Agreement shall be Six (6) MONTH from the date of execution hereof.

4.  SSPC hereby grants THE VENDOR the right to assign any or all of its obligations incurred hereunder to any entity which is an affiliate of THE VENDOR and by this Agreement does hereby consent to any said Assignment upon THE VENDOR advising SSPC of said assignment in writing to SSPC's address for service noted
herein and that subsequent to said assignment SSPC's relationship with THE
VENDOR is severed in its entirety provided however that SSPC is in no manner responsible for any further costs or expenses to said affiliate save and except for those said costs noted in this Agreement which have not been paid to THE
VENDOR.

5.  Any reference in this Agreement or the Appendices to "THE VENDOR" shall include Anthony Sklar, his agents, assigns, successors, employees or any person acting on their behalf.

6.  SSPC acknowledges that THE VENDOR in performing the services noted in the attached Appendices is relying exclusively upon the information provided it by
SSPC and therefore notwithstanding anything to the contrary herein contained
SSPC acknowledges that it is solely responsible for the truthfulness of the information provided to THE VENDOR and therefore completely, wholly and without reservation indemnifies and saves THE VENDOR, its Officers, Directors, Agents,
Employees or Assigns from any and all liability respecting the performance of
THE VENDOR duties herein including but not restricted to any and all legal fees incurred.

7.  Not to restrict the foregone paragraph 5 SSPC further acknowledges that it has an exclusive duty to review any and all information prepared by THE VENDOR and therefore any and all errors and/or omissions contained in any of the services provided SSPC by THE VENDOR are hereby waived in their entirety and
SSPC agrees to be totally and without reservation responsible for same should they occur and waives any action it can or may have against THE VENDOR, its
Agents, Employees, Directors, Officers or Assigns for any damage or loss occasioned as a result of any said error and/or omission and further should any damage be occasioned to any third party as a result of any said error or omission that SSPC fully and completely indemnifies THE VENDOR, its Directors,
Officers, Employees, Agents or Assigns for any and all said damages including but not restricted to legal fees incurred.

8.  THE VENDOR shall have the right hereunder to conduct any investigation of
SSPC or the SSPC products as it deems necessary in order for it to be assured that SSPC is following the term and the spirit of this Agreement and in the event that THE VENDOR in the course of its investigation forms the reasonable belief that SSPC is or may not be able to fulfill it's obligations hereunder
(such as not having sufficient inventory available to satisfy consumer needs or is conducting it's business affairs in a manner not consistent with the standards and ethics of typical business' conducting business via an Internet
Retail Store) then and in that event the cost of the investigation shall be borne by SSPC and THE VENDOR shall , at it's sole option, be entitled to forthwith terminate this Agreement without Notice or Penalty.

9.  This Agreement shall be governed by the laws of the State of Florida and any court proceedings commenced hereunder shall be commenced and concluded at the venue of THE VENDOR's direction within the State of Florida and that should any legal action be commenced by SSPC against THE VENDOR that SSPC shall provide THE
VENDOR with FOURTEEN (14) DAYS Written Notice to THE VENDOR to select a venue within the State of Florida to commence its action and should THE VENDOR refuse or neglect to advise SSPC of said venue within the time period noted herein then and in that event SSPC shall be at liberty to select its own venue within the
State of Florida.

10. THE  VENDOR's address for service hereunder shall be in care of THE VENDOR at Suite 208, 5920 Macleod Trail South, Calgary, Alberta, Canada T2H 0K2.

11.  SSPC's address for service hereunder shall be 3400 Inland Empire Blvd.,
Suite 101, Ontario, CA 91764.

12.  Should any provision of this Agreement be ruled invalid, unenforceable or illegal then and in that event the offending provision shall be struck here from and be of no further force and effect but that the remainder of this Agreement shall remain in full force and effect.

13.  In consideration of THE VENDOR performing the services noted in the attached Appendices A and B, SSPC shall pay to Anthony Sklar the greater in value of Fifty (50,000) THOUSAND Shares by way of SSPC Common Stock or Twenty-
Two Thousand Five Hundred Dollars ($22,500.00) through SSPC's S-8 Registration
Statement with the Security and Exchange Commission said shares to be deposited with Anthony Sklar prior to any services contracted to be provided for SSPC by
THE VENDOR being released to SSPC and in any event on or before March 31, 2000.

14.  The Parties agree that there is no compensation owing nor provided for the services noted in the attached Appendices C and D.

15.  The parties acknowledge each to the other that this Agreement has been approved by the SSPC Board of Directors and is a binding Agreement on both parties as evidenced by the execution hereof by an authorized signatory of each party.

Anthony Sklar

/s/ Anthony Sklar
----------------------------------
Authorized Signatory

SSPC Corporation
Per: Lawrence W. Taggart, President

/s/ Lawrence W. Taggart
-----------------------------------
Authorized Signatory

                                   Appendix A
                                   -------- -
                       Details of the CD-ROM presentation
                       ------- -- --- ------ ------------

1.  THE VENDOR will commence with the construction of an interactive multimedia
    CD-ROM with elements that will be produced from and by bNET-TV and ABFG's
    ISD (Internet Solutions Division).
2.  This CD-ROM's presentation contents will be a series of video press releases and video interviews of SSPC Management and a behind the scenes of the SSPC corporate offices.
3.  The CD-ROM will detail the  business of SSPC, a leader in "the cutting edge of biodiesel development and production"; and any other business' that SSPC chooses to highlight according to the business model outlined in the SSPC corporation.

                                   Appendix B
                                   -------- -
                Details of the website services and construction
                ------- -- --- ------- -------- --- ------------

The following outline will briefly give an estimate as to how the development process will be executed.

Stage One:  Planning:
----- ----  ---------

During our initial consultation, THE VENDOR will obtain a basic understanding of the objectives of SSPC and what the company has already accomplished in the development of their current web presence.  Under the direction of SSPC, THE
VENDOR will define the basic goals, and mission behind the project.

After this information gathering session has been completed the following categories will be outlined with detailed explanation.

        o  A Schedule for Site Completion
        o  Basic Site Content
        o  Technical Arrangements (including photos)
        o  Site Architecture
        o  Hosting parameters
        o  Site Promotion and Publication

Time to complete: 1-2 days

Stage Two:  Development:
----- ----  ------------

After agreeing and signing thereto, development will commence. THE VENDOR will set aside space on a designated ABFG web server, and begin to layout the ideas and concepts discussed for the SSPC website. SSPC on a timely basis will approve photographs, illustrations, and Internet architecture. All back end issues will be addressed, and corrected, and the site is approved by SSPC before final publication.

Photographs of all products will be taken under the direction of SSPC.

         Time to complete: 1 - 2 weeks

Stage Three: Implementation
----- ------ --------------

The process of building the website according to its design is called
"implementation". During this process web designers create hypertext markup language (HTML), Common Gateway Interface (CGI) programs, Flash Development, and/or Java scripts and/or applets. The implementation process resembles software development because it involves using a specific syntax for encoding web structures or a programming language in a formal language in computer files.
Although there are automated tools to help with the construction of HTML documents, a thorough grounding in HTML enriches the web implementers'
expertise.

         Time to complete: 1 week

Stage Four: Testing
----- ----- -------

After THE VENDOR has Implemented the website onto the ABFG Internet servers, THE
VENDOR will begin a comprehensive review of aspects and traffic through the site ensuring that qualified hits will be at optimal levels.  Cross platform testing will commence in this phase. All interactive components in the website will be subjected to a highly specialized group for pier testing. Testing will allow us to streamline and optimize the website for maximum efficiency.

         Time to complete: 1 week

Stage Five: Exposure:
----- ----- ---------

Exposure is the process of handling all the public relations issues of a website. These include making the existence of a website known to online communities through publicity as well as forming business or other information alliances with other websites. Publication and Optimization of all web pages for search engine indexing.  Promotion may involve using specific marketing strategies or creating business models. This concluding step allows THE VENDOR to completely enhance your company's ability to maximize exposure to the predefined target
markets.

                                   Appendix C
                                   -------- -
                Details of the times SSPC will appear at bNET-TV
                ------- -- --- ----- ---- ---- ------ -- -------

NOTE: The services outlined in this Appendix are available free of charge, whether or not this Agreement is executed.

THE VENDOR's live streaming media affiliation bNetTV.com (Business Network
Television)  (HTTP://WWW.BNETTV.COM)  is at the forefront of new media providing video conferencing, movie programming, live broadcasting and archived programming over the Internet through the latest streaming technologies.
bNetTV.com is comprised of a team of qualified professionals with a robust combination of Television and Internet experience. BNetTV.com develop's winning video productions optimized for the Internet, CD's, or videocassette.

SSPC will be provided with the ability to do "live" or "taped" Webcasts to the
World Wide Web.

SSPC will be afforded the opportunity to appear on bNetTV.com's once a week, for the Six-month term of the contract, for a one Fifteen minute show, via videoconference.

These one Fifteen minute segments will be hosted with bNetTV.com's host and up to two- (2) representatives from SSPC.

These Fifteen minute  segments will be archived for viewing at the SSPC website as well as the bNetTV.com  website.  Archived  streams from the website will be limited to only the previous webcast of SSPC.

All Webcasts will remain the property of THE VENDOR. However, SSPC may request up to one hundred additional copies of each Webcast at no additional cost provided written request is submitted to THE VENDOR for the copies. Additional copies of each webcast may be given on terms outside this contract.

                                   Appendix D
                                   -------- -
                        Details of the Uptic.com Profile
                        ------- -- --- --------- -------

NOTE: The services outlined in this Appendix are available free of charge, whether or not this Agreement is executed.

1.  Implementation of an Opt-in E-mail campaign and other solicited email campaigns will commence upon execution of this agreement;

2.  A Standard Company Profile will be constructed on WWW.UPTIC.COM;

3.  These campaigns may be run in conjunction with SSPC "Press Releases";

4.  THE VENDOR will design SSPC a banner ad on the Uptic.com site;

5.  This ad will be a full color,  175 pixels wide by 75 pixels high or 300 pixels wide by 75 pixels high, and be hyperlinked to the page were the SSPC products are displayed and purchasable;

6.  THE VENDOR will provide SSPC with a detailed report showing stickativity, impressions, click through rates, etc;

7.  THE VENDOR will review the SSPC website, decide appropriate categories, and submit the site to more than 150 selected  search engines and directories;

8.  THE VENDOR will confirm this by submitting a detailed report. THE VENDOR will place keywords or phrases within "meta tags" and hidden within the content of the HTML to assist in the high placement of your site on Search
    Engine listings when viewers use such keywords to search. This assists the improvement of ranking;